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                                                                    EXHIBIT 23.3


                            CONSENT OF MERRILL LYNCH

     We hereby consent to the use of our opinion letter dated September 24, 1996 to the Board of Directors of Regis Corporation included as Appendix B to the Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of RGIS Merger
Corp., a wholly owned subsidiary of Regis Corporation, with and into Supercuts, Inc., and to the references to such opinion in such Proxy Statement/Prospectus. In giving such consent, we do not admit and we hereby disclaim that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                       MERRILL LYNCH, PIERCE, FENNER &
                                         SMITH INCORPORATED


                                       By:    /s/  Greg Dingens
                                          ------------------------------------


September 24, 1996